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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                               October 17, 2000
               Date of Report (Date of earliest event reported)

                                SonicWALL, Inc.
            (Exact name of registrant as specified in its charter)

         California                 000-27723             77-0270079
(State or other jurisdiction of    (Commission         (I.R.S. employer
incorporation or organization)      File No.)        identification number)

                              1160 Bordeaux Drive
                          Sunnyvale, California 94089
             (Address of principal executive offices and zip code)

                                (408) 745-9600
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

     On October 17, 2000, SonicWALL, Inc. announced in a press release (attached hereto as Exhibit 99.1) that it has entered into a definitive agreement to acquire Phobus Corporation, a privately-held Internet security infrastructure manufacturer based in Salt Lake City. Under the terms of the agreement, approximately 12.2 million shares and options of SonicWALL common stock and $50 million in cash will be exchanged for all outstanding shares, options and warrants of Phobus Corporation. Based on SonicWALL's closing price of $17.88 on October 16, 2000, the cash and stock exchanged would have an aggregate value of approximately $268 million. Of the $50 million, $20 million is contingent upon the achievement of certain revenue targets by Phobus in 2001. The acquisition is expected to be completed by the end of the year and is subject to customary closing conditions. SonicWALL intends to account for the transaction under the purchase accounting method.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements

               Not Applicable.

          (b)  Pro Forma Financial Information

               Not Applicable.

          (c)  Exhibits

               99.1    Press Release dated October 17, 2000.

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                                  SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SonicWALL, Inc.
                                            (Registrant)

  Date:  October 27, 2000           By:     /s/ Sreekanth Ravi
                                            ------------------
                                            Sreekanth Ravi
                                            President & Chief Executive Officer

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                                 Exhibit Index

99.1    Press Release dated October 17, 2000.

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